UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 24, 2014

LiveDeal, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	702-939-0231

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 27, 2014, LiveDeal, Inc. (the “Company”) filed a Current Report on Form 8−K (the “Initial Form 8-K”) to report, among other things, its entry into a Stock Purchase Agreement (the “Agreement”) with Modern Everyday Inc., a Delaware corporation (“MEI”), and Byron Hsu, as the sole stockholder of MEI, and the acquisition of 100% of the issued and outstanding shares of common stock (the “Shares”) of MEI from Mr. Hsu.

This Amendment No. 1 (“Amendment No. 1”) to the Current Report on Form 8-K/A amends and supplements the Initial Form 8-K filed by the Company, and is being filed to provide the historical financial statements and the pro forma financial information required pursuant to Items 9.01(a) and 9.01(b) of Form 8-K, respectively. In accordance with the requirements of Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K, this Amendment No. 1 is being filed within 71 calendar days of the date that the Initial Form 8-K was required to be filed with respect to the above referenced transactions.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial Statements of Modern Everyday Inc. as of June 30, 2014, and June 30, 2013, and as of the years ended December 31, 2013 and December 31, 2012.

(b) Pro Forma Financial Information.

LiveDeal, Inc., and Modern Everyday, Inc. Pro Forma Consolidated Financial Statements

(d) Exhibits

Exhibit No.	Description

99.1	Audited Financial Statements of Modern Everyday Inc. as of June 30, 2014, and June 30, 2013, and as of the years ended December 31, 2013 and December 31, 2012.
99.2	LiveDeal, Inc., and Modern Everyday, Inc. Pro Forma Consolidated Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2014	LiveDeal, Inc.
	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer and President